As filed with the Securities and Exchange Commission on May 8, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
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SJW CORP.
(Exact name of registrant as specified in its charter)
________________________________

California	77-0066628
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
110 West Taylor Street
San Jose, CA 95110
(Address of principal registered offices) (Zip Code)

________________________________

SJW CORP. 2014 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

________________________________

Suzy Papazian
Corporate Secretary/Attorney
c/o SJW Corp.
110 West Taylor Street
San Jose, CA 95110
(Name and address of agent for service)
(408) 279-7800
(Telephone number, including area code, of agent for service)

________________________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
SJW Corp. 2014 Employee Stock Purchase Plan Common Shares, $0.521 par value per share	400,000 shares	$26.45	$10,580,000	$1,362.70
Aggregate Amount to be Registered:	400,000 shares	Aggregate Registration Fee:		$1,362.70

(1)
This Registration Statement shall also cover any additional Common Shares which become issuable under the Registrant’s 2014 Employee Stock Purchase Plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Shares.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of Registrant’s Common Shares on May 6, 2014 as reported by the New York Stock Exchange.

PART II
Information Required in the Registration Statement

 Item 3.    Incorporation of Documents by Reference
SJW Corp. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on February 28, 2014;

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the Commission on May 7, 2014;

•
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by its Annual Report referred to above; and

•
The Registration Statement No. 001-08966 on Form 8-A filed with the Commission on October 31, 2005, pursuant to Section 12(b) of the Exchange Act in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Shares.

All reports and definitive proxy or information statements, if any, filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities
Not Applicable.
Item 5.    Interests of Named Experts and Counsel
Not Applicable
Item 6.    Indemnification of Directors and Officers
Section 317 of the California General Corporation Law (the “CGCL”) provides that, subject to certain exceptions, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation (which term includes an officer or director), against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. Section 317 further provides that, subject to certain exceptions, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 204 of the CGCL provides that a corporation’s articles of incorporation may eliminate or limit the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, provided, however, that such a provision may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (relating to transactions between a corporation and one or more of its directors, between a corporation and another corporation in which a one or more directors has a material financial interest or between a corporation and another corporation having one or more common directors) or (vii) under Section 316 of the CGCL (relating to directors’ liability for specified distributions, loans and guarantees).
Section 204 further provides that a corporation’s articles of incorporation may not limit or eliminate the liability of a director for any act or omission occurring prior to the date when the provision became effective or for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.
Section 6.1 of the Registrant’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), eliminate the liability of directors for monetary damages to the fullest extent permissible under California law. Section 6.2 of the Articles of Incorporation provides for indemnification of agents to the fullest extent permitted by Section 317 of the CGCL. Section 6.2 further authorizes the Registrant to provide indemnification of agents for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits on such excess indemnification set forth in Section 204 of the CGCL. Pursuant to the authority provided in the Articles of Incorporation, the Registrant has entered into indemnification agreements with each of its executive officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Registrant, and providing certain other protection. The Registrant also maintains insurance policies that insure its officers and directors against certain liabilities.
Item 7.    Exemption from Registration Claimed
Not Applicable.
Item 8.    Exhibits

Exhibit Number	Exhibit

4.1
Instruments Defining the Rights of Shareholders. Reference is made to Registrant’s Registration Statement No. 001-08966 on Form 8-A filed with the Commission on October 31, 2005 describing the Registrant’s Common Shares, which is incorporated herein by reference pursuant to Item 3 to this Registration Statement.

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1	SJW Corp. 2014 Employee Stock Purchase Plan.

 Item 9.    Undertakings

A.    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s Employee Stock Purchase Plan.
B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, in the State of California on this 8th day of May, 2014.

SJW CORP.

By: /s/ JAMES P. LYNCH
James P. Lynch
Chief Financial Officer and Treasurer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
That the undersigned officers and directors of SJW Corp., a California corporation, do hereby constitute and appoint W. Richard Roth, James P. Lynch and Suzy Papazian, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ W. RICHARD ROTH	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 8, 2014
W. Richard Roth
/s/ JAMES P. LYNCH	Chief Financial Officer and Treasurer (Principal Financial Officer)	May 8, 2014
James P. Lynch
/s/ WENDY AVILA-WALKER	Controller (Principal Accounting Officer)	May 8, 2014
Wendy Avila-Walker

Signature	Title	Date
/s/ KATHARINE ARMSTRONG	Director	April 30, 2014
Katharine Armstrong
/s/ WALTER J. BISHOP	Director	May 8, 2014
Walter J. Bishop
/s/ MARK L. CALI	Director	May 8, 2014
Mark L. Cali
/s/ DOUGLAS R. KING	Director	May 8, 2014
Douglas R. King
/s/ RONALD B. MOSKOVITZ	Director	May 8, 2014
Ronald B. Moskovitz
/s/ GEORGE E. MOSS	Director	May 8, 2014
George E. Moss
/s/ ROBERT A. VAN VALER	Director	May 8, 2014
Robert A. Van Valer

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1
Instruments Defining the Rights of Shareholders. Reference is made to Registrant’s Registration Statement No. 001-08966 on Form 8-A filed with the Commission on October 31, 2005 describing the Registrant’s Common Shares, which is incorporated herein by reference pursuant to Item 3 to this Registration Statement.

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1	SJW Corp. 2014 Employee Stock Purchase Plan.